UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2011

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 15, 2011, American Tire Distributors, Inc (“ATD” or the “Buyer”), a wholly-owned subsidiary of American Tire Distributors Holdings, Inc. (“Holdings”), Bowlus Service Company d/b/a North Central Tire (“NCT”) and the shareholders of NCT (the “Sellers” and collectively with NCT, the “Selling Parties”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) providing for the acquisition of NCT by ATD.

Pursuant to the terms of the Purchase Agreement, the Buyer will acquire 100% of the outstanding capital stock of NCT from the Sellers. The transaction contemplated by the Purchase Agreement, subject to certain post-closing covenants and indemnity rights, is expected to close on or about April 29, 2011, or on such earlier date as the Buyer and Selling Parties may agree.

The Buyer and the Selling Parties made customary representations, warranties and covenants in the Purchase Agreement, including an agreement by the Sellers to indemnify the Buyer following the closing with respect to breaches of representations, warranties and covenants made by the Selling Parties in the Purchase Agreement.

On April 18, 2011, ATD issued a press release relating to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired

None; not required

(b) Pro forma financial information

None; not required

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

April 19, 2011	By:	/s/ David L. Dyckman
		Name:	David L. Dyckman
		Title:	Director, Executive Vice President and Chief Financial Officer